UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

Grayscale® Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Digital Large Cap Fund LLC Shares	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 4, 2023, Grayscale Investments, LLC, the manager (the “Manager”) of Grayscale Digital Large Cap Fund LLC (the “Fund”), completed its quarterly review of the Fund’s portfolio and initiated the process of rebalancing the Fund in accordance with the fund construction criteria, as described in the Fund’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 1, 2022. In accordance with the fund construction criteria, the digital assets held by the Fund (the “Fund Components”) consist of the digital assets (the “Index Components”) included in the CoinDesk Large Cap Select Index (the “DLCS”), subject to the Manager’s discretion to exclude an Index Component under certain circumstances. The DLCS is rebalanced quarterly, beginning 14 days before the second business day of each January, April, July and October. On April 4, 2023, CoinDesk Indices, Inc. (in this capacity, the “Index Provider”) completed the quarterly rebalancing of the DLCS and determined that Bitcoin (“BTC”), Ethereum (“ETH”), Cardano (“ADA”), Solana (“SOL”), and Polygon (“MATIC”) met the inclusion criteria of the DLCS Index. Accordingly, the Manager adjusted the Fund’s portfolio by purchasing and selling the existing Fund Components in proportion to their respective weightings. As of April 5, 2023, following the rebalancing, the Fund Components consisted of 67.22% BTC, 28.82% ETH, 1.69% ADA, 1.28% MATIC, and 0.99% SOL, and each of the Fund’s shares represented 0.0004 BTC, 0.0025 ETH, 0.7100 ADA, 0.1855 MATIC, and 0.0079 SOL. Additional information regarding the Fund’s quarterly rebalancing is available in the Fund’s periodic reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. A copy of the press release announcing the Fund’s quarterly rebalancing for the quarter ended March 31, 2023 is attached to this Current Report as Exhibit 99.1.

For operational purposes, the Fund values each Fund Component it holds by reference to a “Digital Asset Reference Rate.” The Digital Asset Reference Rate for each Fund Component at any time is the Indicative Price for such Fund Component as of 4:00 p.m., New York time, on the most recent business day. The “Indicative Price” is a volume-weighted average price in U.S. dollars of a digital asset for the immediately preceding 60-minute period derived from data collected from Digital Asset Exchanges trading such Fund Component (each, a “Constituent Exchange”) selected by CoinDesk Indices, Inc. (in this capacity, the “Reference Rate Provider”).

The Constituent Exchanges included in the Indicative Price for each respective Fund Component as of April 5, 2023 were as follows:

•
BTC: Coinbase Pro, Binance.US, and LMAX Digital
•
ETH: Coinbase Pro, Kraken, and Binance.US
•
ADA: Binance.US, Coinbase Pro, and Kraken
•
SOL: Coinbase Pro, Binance.US, and Kraken
•
MATIC: Binance.US, Coinbase Pro, Kraken

Effective April 4, 2023, the Reference Rate Provider removed LMAX Digital as a Constituent Exchange used to calculate the Indicative Price for ETH and added Binance.US as part of its scheduled quarterly review.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Grayscale Digital Large Cap Fund’s Quarterly Rebalancing (OTCQX: GDLC)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Manager of Grayscale Digital Large Cap Fund LLC

Date:	April 6, 2023	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer